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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of National Information Consortium, Inc. of our report dated February 9, 2000 with respect to the financial statements of SDR Technologies, Inc. and Subsidiary as of December 31, 1998 and 1999 and the two years ended December 31, 1999 included in this Amendment No. 1. We also consent to the reference to us under the heading "Experts" in such Amendment No. 1.

/s/ Hurley & Company
Granada Hills, California
March 14, 2000